As filed with the U.S. Securities and Exchange Commission on January 29, 2024

Registration No. 333-269120

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________

POST-EFFECTIVE AMENDMENT NO. 2

FORM S-1

on

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_________________________________________

Nxu, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3711	92-2819012
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

	1828 N Higley Rd., Suite 116 Mesa, Arizona 85205 (760) 515-1133
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

	Mark Hanchett Chief Executive Officer 1828 N Higley Rd., Suite 116 Mesa, Arizona 85205 (760) 515-1133
(Name, address, including zip code, and telephone number, including area code, of agent for service)

	Copies to:
	Michael J. Blankenship Justin F. Hoffman Winston & Strawn LLP 800 Capitol St., Suite 2400 Houston, Texas 77002-2925 (713) 651-2600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-1 (File No. 333-269120) filed by Nxu, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) , which was initially declared effective by the SEC on January 20, 2023, as amended by Post-Effective Amendment No. 1 filed with the SEC on August 23, 2023 (as amended, the “Registration Statement”).

The Registration Statement related to the registration of up to 20,462,624 shares of Class A common stock by the selling stockholders identified in the Registration Statement (the “selling stockholders”), which consisted of (i) 20,000,000 shares of Class A common stock issuable to the selling stockholders upon conversion of Senior Secured Original Issue 10% Discount Convertible Promissory Notes (“First Tranche Notes”) and (ii) 462,624 shares of Class A common stock issuable to the selling stockholders upon the exercise of warrants (“First Tranche Warrants”). As of January 26, 2024, all of the First Tranche Notes were converted and resold pursuant to the Registration Statement (except for $10,000 of First Tranche Notes yet to be converted, which may be resold under Rule 144 as no shares of Class A common stock underlying the First Tranche Notes registered under the Registration Statement remain available) and no First Tranche Warrants have been exercised. Accordingly, the offering of the shares of Class A common stock underlying the First Tranche Warrants is ongoing.

On December 26, 2023, the Company conducted a 1-for-150 reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every 150 shares of the Company’s issued and outstanding common stock were automatically converted into one share of the Company's issued and outstanding common stock. No fractional shares were issued as a result of the Reverse Stock Split. Any stockholder who would otherwise be entitled to receive a fractional share will instead be entitled to receive one whole share of common stock in lieu of such fractional share.

This Post-Effective Amendment is being filed to (i) update the number of shares of Class A common stock that remain available for issuance and have not been resold under the Registration Statement; (ii) adjust the number of shares of Class A common stock covered by the Registration Statement to give effect to the Reverse Stock Split, (iii) convert the Registration Statement into a registration statement on Form S-3 and (iv) update certain other information in the Registration Statement. This Post-Effective Amendment amends and restates the information contained in the Registration Statement under the headings contained herein.

No additional securities are being registered hereby. The registration fee was paid upon filing the Registration Statement.

The information in this prospectus is not complete and may be changed. The Company may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JANUARY 29, 2024
PRELIMINARY PROSPECTUS

Nxu, Inc.

Up to 3,086 Shares of Class A Common Stock

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This prospectus relates to the offer and sale from time to time of up to 3,086 shares of Class A common stock of Nxu, Inc. (the “Company”) by the selling stockholders identified in this prospectus. The number of shares the selling stockholders may sell consists of shares of Class A common stock that may be issued to the selling stockholders upon exercise of the First Tranche Warrants (as defined herein). Such shares of Class A common stock are issuable pursuant to the terms of a Securities Purchase Agreement, dated as of November 3, 2022, as amended on January 5, 2023 (as amended, the “Securities Purchase Agreement”), by and between the Company and the selling stockholders. The shares of Class A common stock covered by this prospectus will be issued in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(b) promulgated thereunder. We are registering the shares of Class A common stock to satisfy our obligation to register 200% of the maximum number of shares of Class A common stock issuable to the selling stockholders upon exercise of the First Tranche Warrants pursuant to the terms of a Registration Rights Agreement, dated as of November 3, 2022 and amended on January 5, 2023 (as amended, the “Registration Rights Agreement”), by and between the Company and the selling stockholders.

We are not selling any shares of our Class A common stock in this offering and we will not receive any of the proceeds from the sale of shares of our Class A common stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the shares of our Class A common stock offered hereby. However, we will incur expenses in connection with the registration of the shares of our Class A common stock offered hereby.

The selling stockholders may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders. The selling stockholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.

For further information regarding the possible methods by which the shares may be distributed, see the section titled “Plan of Distribution” beginning on page 21 of this prospectus.

Our Class A common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “NXU.” On January 26, 2024, the last reported sales price of our Class A common stock as reported on Nasdaq was $1.15 per share.

We are an “emerging growth company” as that term is defined under the federal securities laws and, as such, we have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.

Our Company has a dual class structure. Our Class A common stock, which is the stock we are registering by means of this prospectus, has one vote per share and our Class B common stock, $0.0001 par value per share (the “Class B common stock” and together with the Class A common stock, the “common stock”), has no economic rights and has 10 votes per share.

Our Class B common stock is owned solely by our Chief Executive Officer, Mark Hanchett, and our President, Annie Pratt. For more information on our capital stock, see the section titled “Description of Securities.”

Our principal executive offices are located at 1828 N Higley Rd., Suite 116, Mesa, Arizona 85205, and our telephone number at that address is (760) 515-1133.

________________________

You should carefully read this prospectus and any prospectus supplement or amendment before you invest. See the section entitled “Risk Factors” beginning on page 10. You also should read the information included throughout this prospectus for information on our business and our financial statements, including information related to our predecessor.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated , 2024.

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Please read this prospectus carefully. It describes our business, our financial condition and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained in this prospectus or to which we have referred you. No one has been authorized any person to provide you with additional information or different information. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus may only be used where it is legal to offer and sell the securities described herein and only during the effectiveness of the registration statement of which this prospectus forms a part. You should assume the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Class A common stock. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time the selling stockholders offer securities for sale, we or the selling stockholders may provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information”.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Nxu,” the “Company,” “we,” “our” or “us” refer to Nxu, Inc., a Delaware corporation, and, immediately prior to the holding company reorganization that closed on May 12, 2023, to its predecessor, Atlis Motor Vehicles Inc., a Delaware corporation, either individually or together with its consolidated subsidiaries, as the context requires.

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MARKET AND INDUSTRY DATA

Market and industry data and forecasts used in this prospectus have been obtained from independent industry sources as well as from research reports prepared for other purposes. We are responsible for all of the disclosure in this prospectus, and although we believe these third-party sources to be reliable, we have not independently verified the data obtained from these sources, and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

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TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. You should read the entire prospectus carefully, including the information under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements contained herein or otherwise incorporated by reference in this prospectus.

Overview

Nxu is a U.S.-based technology company manufacturing innovative battery cells and battery packs for use in advanced energy storage systems, megawatt charging stations, and mobility products. We believe that widespread adoption of EVs by the commercial and industrial markets requires high performing battery and pack solutions that can effectively compete with legacy diesel-based products. Nxu designs, engineers, and plans to build proprietary lithium-ion (“Li-ion”) battery cells and packs, 1 megawatt plus charging stations, energy storage solutions and a suite of software and services designed to allow an easy transition from diesel to electric for our target segment.

Our battery technology is expected to offer considerable advantages in battery capacity, charging rate, safety, and lifespan while keeping costs low. We are confident that these advantages will be highly beneficial to Original Equipment Manufacturers (“OEMs”) in the automotive and medium to heavy duty equipment segments as it would encourage customers to transition to electrification. We are designing our Li-ion batteries to fully charge in about 15 minutes or less, thereby allowing for a more competitive EV experience to match fossil fuel vehicles, something that current EVs using conventional batteries are unable to achieve. We believe Nxu technology may be used to power medium and super-duty pick-up trucks, last mile delivery vehicles, garbage trucks, cement trucks, vans, RVs, box trucks, light to heavy-duty equipment and more. In addition, our batteries could be used for commercial and residential energy storage devices.

In 2023, we introduced our megawatt charging station and demonstrated its ability to deliver up to 1.1 megawatts of electricity to fast charge compatible batteries. Currently, there are three types of chargers prevalent in the market:

Level 1 chargers use a standard 120-volt household outlet and can provide up to 5 miles of range per hour of charging. They are typically used for overnight charging at home and are the slowest charging option.

Level 2 chargers require a 240-volt electrical supply and can provide up to 25 miles of range per hour of charging. They are commonly found in public locations like parking garages, workplaces, and retail spaces.

Level 3 chargers, also known as Direct Current (DC) fast chargers, are the fastest charging option and can provide approximately 100 to 200+ miles of range in as little as 30 minutes.

Our megawatt chargers, being designed to provide 1,500kW of electricity, represent the next generation of charging solutions needed to expedite the mass adoption of electric vehicles for individual drivers, commercial fleets, medium-to-heavy duty equipment customers and businesses. To take advantage of the expected rapid growth in the number of EVs on the road in the United States, the Company plans to deploy and test its chargers for mass rollout in the near future.

We also believe that energy storage solutions are important for both consumer and commercial markets as grid stability and resiliency becomes critical to enabling the adoption of electric vehicles. Stationary energy storage systems are technologically adjacent opportunities which can leverage the modular design of our battery packs and advanced battery management systems to create solutions that address residential, commercial and utility-scale needs. Energy storage can also provide backup power during grid outages or emergencies, helping to ensure that critical services like hospitals and emergency responders remain operational.

Nxu is an early-stage company and has not yet scaled production of its products or delivered any products to customers. Of the products we intend to bring to market, our proprietary battery technology is the furthest along in development and closest to mass production. We intend to deliver battery cells and packs to customers in 2023. Simultaneously, we plan to deploy our megawatt charging stations and energy storage solutions as soon as the next twelve months and the next twenty-four months respectively. Finally, we plan to continue to develop our vehicle products in the future, both of which we believe will provide incremental value to our target market in the long run. Scaling to reach high-volume battery production will require significant effort and capital. Based on our plans, we estimate that the cost to build and completely tool multi-gigawatt hour facility will range from $200 million to $300 million per gigawatt hour of capacity. Our ability to raise the significant capital required continues to be a challenge. Additionally, as of the date of this prospectus, we have no actionable plan of operation to commence sales of our products. As such, Nxu will need to build out detailed go-to-market plans as we get closer to customer deliveries and sales.

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Our Target Market

Customers across the commercial and industrial segments are progressively contemplating EVs for a range of reasons such as improved performance, expansion of the EV charging infrastructure, significantly reduced environmental impact, and lower costs for maintenance and operation. However, the players in these market segments face unique barriers to the adoption of EVs due to their high-demand usage patterns and operational requirements. In addition, the use of conventional Li-ion batteries in heavy-duty vehicles and equipment poses several inherent challenges that limit their adoption. Some of these challenges include:

•	Limited energy density: Conventional batteries have a relatively low energy density, which means that heavy-duty vehicles and equipment require a large number of batteries to achieve sufficient range. This can add significant weight to the vehicle and reduce payload capacity.

•	Temperature sensitivity: Conventional Li-ion batteries are sensitive to temperature changes, particularly at extreme temperatures. This can impact the performance and lifespan of the battery, particularly in hot or cold environments.

•	Charging time: Charging time for Li-ion batteries can be significant, particularly for larger batteries. This can impact the operational efficiency of heavy-duty vehicles and equipment, which may require frequent charging throughout the day.

•	High upfront costs: Electric commercial vehicles can have a higher upfront cost than their conventional counterparts, which can be a significant barrier for companies that operate on tight profit margins.

•	Limited range and charging infrastructure: Commercial vehicles often need to travel longer distances than passenger cars and require more frequent stops for refueling. The limited range of electric commercial vehicles and the lack of charging infrastructure can make it difficult for fleets to operate efficiently.

•	Payload capacity: Electric commercial vehicles often have lower payload capacity than their conventional counterparts due to the weight of the battery, which can limit their utility for certain applications.

•	Vehicle downtime: Commercial vehicles and equipment are often in use for long hours and may have limited downtime for charging, which can be a challenge for EVs that require longer charging times than refueling with gasoline or diesel.

•	Uncertainty about total cost of ownership: Companies may be hesitant to invest in electric commercial vehicles due to uncertainty about the total cost of ownership, including maintenance, repair, and replacement costs.

We believe that effective adoption to electrification by the commercial and industrial markets requires a unified solution that addresses all concerns simultaneously. A piecemeal solution where multiple companies independently develop and build pieces of the electrification puzzle while leaving the customer to figure out the rest may not adequately address all needs and may even drive greater execution risk for the customer. An effective Li-ion battery technology along with megawatt level charging solution and energy storage solutions to support grid resiliency are critical and foundational components of a unified solution. Nxu plans to develop these foundational components.

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Production Development Phases

In producing its various products and services, Nxu follows a phased development approach comprised of the stages noted below.

Stage 1: Concept Verification and Test. This is the concept verification and test phase of development. Product ideas are evaluated to assess viability and whether or not there is potential to further develop and invest.

Stage 2: Engineering Verification and Test. This is the engineering verification and test phase of development. Validation of the technology within a product is completed.

Stage 3: Design Verification and Test. This is the design verification phase of development. The product has reached a final design phase and engineering and production teams are validating feasibility of the final product.

Stage 4: Production Verification and Test. This is the production validation phase of development. The product design has been finalized, and the production process is developing and undergoing verification before being sold to customers.

Principal Products and Services

Nxu plans to address the needs highlighted above by developing a unified set of products and solutions to support a seamless transition to electrification by the commercial and industrial industry. Our products start with the Nxu Qcell battery cells that are intended to go into our high-performing Qube battery packs, which in turn, can be used by OEMs to power their electrified vehicles and equipment. Simultaneously, we plan to build megawatt charging stations that will enable 15-minute charge time for our batteries. Finally, we plan to build energy storage systems, called Qube+, that will use our battery packs to augment rising energy demand across residential, commercial and infrastructure customers. Eventually, we plan to introduce a modular and scalable electric powered platform and an electric pickup truck purposely built to leverage our battery technology to deliver high performing, all-electric vehicles for our target market.

Our Products

•	Qcell Cell – Our proprietary battery technology is the foundation of the Nxu ecosystem. The Qcell is designed to leverage an in-house developed NMC-811 chemistry, combined with a unique, proprietary mechanical construction, to significantly improve thermal management and reduce electrical resistance. In addition, our battery cell structure eliminates excess volume and space, thereby providing high energy density. The Qcell, when implemented utilizing our proprietary Qube battery pack technology and our advanced charging station currently under development - will be capable of delivering consistent power from 0% to 100% battery pack usable capacity, while charging from 0% to 100% usable capacity in 15 minutes. This is the same amount of time it normally takes to fill an Internal Combustion Engine (ICE) vehicle with fuel. Battery cells are currently being produced in low volumes at our facility in Mesa, AZ and production is not dependent on any currently unknown advances in technology. We are in small-batch, pilot production of our battery cells and expect to make customer deliveries in late 2023. To ensure we are capable of scaling production output, Nxu will need to continue to make investments in capital expenses, additional facilities, and team growth for the coming years. Nxu has earmarked capital investment to ramp cell production throughout 2023. As a byproduct of increased production, Nxu will continue to make significant investments in equipment for the foreseeable future.

•	The Nxu Qube is a 30 Kilowatt hours (“kWh”) battery pack focused on serving customers within mobility, equipment, and energy storage and infrastructure applications. The Qube will utilize our proprietary battery cell, pack design, electronics, and software systems, all of which are currently in development. Legacy manufacturers of vehicle battery packs typically utilize Li-ion battery cells in either cylindrical or pouch form factor which are inherently inefficient due to high thermal and electrical resistance. Our Qube’s competitive advantage is our direct cell integration approach which minimizes thermal resistance while maximizing electrical conductivity. Our Qcell is intended to directly integrate into our Qube. In addition, Nxu is developing the battery pack system with a completely integrated power management, thermal management, and battery management system. The Qube is in Production Verification and Test phase of development and completion of the engineering design and production line is not subject to any currently unknown advances in technology. Our efforts are focused on target customers that are seeking to deploy packs in 2024. As of February 2023, Nxu announced it had secured two gigawatt-hours’ worth of battery capacity demand in the form of non-binding Letters of Intent (LOI), Memoranda of Understanding (MOU), and Purchase Orders (PO) from multiple customers in the automotive, heavy equipment, and solar industries. Nxu plans to continue securing MOUs and LOIs for additional battery packs and will work to expand production output in order to capitalize on that demand and deliver products as quickly as our facilities and production processes allow. Our ability to deliver these battery packs to customers at a growing rate is dependent on our ability to raise capital and leverage that capital into increased production, among other factors.

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•	Megawatt charger – Our proprietary megawatt charger is intended to be capable of delivering up to 1.5 megawatts of continuous power, deployable in standalone charging station or as a drop-in direct-grid connection solution. The megawatt charger is intended to be a proprietary charging solution to provide charging capabilities to the XT, the XP, and non-Nxu branded electric vehicle that are compatible with Combined Charging System 2.0 (“CCS 2.0”). Recently, the Company successfully demonstrated our one megawatt plus charging capability, The megawatt charger is still in the research and development phase and is not yet in production. The charging system is expected to complete the Production Verification and Test phase of development as early as the end of 2023. Our ability to execute this plan is dependent on our ability to raise the necessary capital and therefore, if the company is unable to secure appropriate funding, these timelines are subject to change. Engineering design of the Megawatt charger is not yet complete. We expect to encounter unforeseen engineering challenges and may be reliant on unknown advances in technology.

Future Products for Commercial and Industrial Markets

•	Nxu Platform– The Platform is designed to be a modular vehicle system, or electric skateboard, providing all technology, software, and mobility technology required to develop a vehicle by third parties. Intended to be a universal, connected, complete vehicle hardware and mechanical architecture system, the Platform will utilize our proprietary Qcell battery, electronics hardware, mechanical, and software technologies to create a vehicle platform for sale to low-volume vehicle OEMs to develop new EV solutions for niche- and mass-market opportunities. The Platform has completed the Concept Verification and Test phase of development and Nxu has produced a functioning concept as demonstrated in 2021 on our social media channels. We expect that the production intent development of the Platform will follow our successful commercialization of the Qcell, Qube, Qube+ and megawatt charger. We intend to commercialize and scale our energy products first and expect the Platform to begin the Design Verification and Test phase of development as early as 2025. However, our ability to execute is dependent on our ability to raise the necessary capital and therefore, if the Company is unable to secure appropriate funding, these timelines are subject to change.

•	Nxu pickup truck – The pickup truck is intended to be our flagship vehicle and a 100% electric full-sized work truck. The pickup truck is intended to be built on our platform. We intend to provide up to 500 miles of range, up to 35,000 pounds of towing capacity, and a simplified operational approach that that utilizes our software and cloud service solutions to provide seamless fleet connectivity. The pickup truck is still in the research and development phase. Given ongoing capital constraints and current market sentiment, the Company has decided to focus its resources on commercializing and scaling energy products at this time. We expect that the production intent development of the truck will follow the ramp of the Platform. The pickup truck has completed the Concept Verification and Test phase of development, we expect to begin the Engineering Verification and Test phase of development as soon as 2026. We expect to encounter unforeseen engineering challenges and may be reliant on unknown advances in technology. In addition, our ability to execute is dependent on our ability to raise the necessary capital and therefore, if the Company is unable to secure appropriate funding, these timelines are subject to change.

The execution of our vision is highly dependent on multiple factors that include our ability to raise the necessary capital required to bring all products and services to market and, more specifically, our ability to successfully deliver Qubes to customers. Our successful implementation of the Qcell and Qube would allow us to tackle a key challenge that we face in the industry: the lack of available, adequate, and accessible battery technology. Thus, we have focused our attention on developing our own battery technology in order to mitigate the external risk created from a lack of suitable and available battery technology in the market.

We intend to continue development of Q-cells upon raising additional capital specifically for the battery program. To do so, Nxu will need to continue to make investments in capital expenses, additional facilities, and team growth. Nxu will continue to make significant investments in equipment for battery and charging product development programs for the foreseeable future. In addition to the proceeds from this offering, we will need to raise funds through other sources to invest in the continued development and deployment of our charging products.

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Additionally, our ability to scale high-volume mobility and energy storage solutions is highly dependent on our success with the Qcell and Qube. As there is a limited supply of these materials, Qcell and Qube production delays will likely delay high volume mobility and energy storage solutions. Any disruption from competitors or any disruption to internal material and cell availability could impact the Company’s ability to succeed in any program that relies on battery cells.

While we remain optimistic in our ability to bring Qcell and Qube to market, these two programs carry high technical challenges due to the fact that the intellectual property required for the programs to successfully scale must be developed, as it cannot be purchased nor is it readily available in the market. Nxu appreciates the importance of overcoming this challenge and the resources needed to do so, and Nxu intends to focus the majority of its efforts on bringing the Nxu charging technology to market first and refocus on Qcell and Qube products once the needed resources are secured.

We signed an Amended Collaboration Agreement on July 28, 2022 with an Australian company called Australian Manufactured Vehicles (“AUSEV”) to jointly develop a right-hand drive version of the pickup truck. Under the terms of the AUSEV agreement, we agreed to supply pickup trucks in limited volume of prototype and test vehicles in 2024, up to a total of 19,000 production intent pickup trucks beginning in 2026 through 2027, contingent upon production capacity, funding, and raw material availability. The AUSEV agreement requires the parties to enter into binding definitive supply agreements. Given our decision to focus our resources on commercializing and scaling energy products at this time, we do not expect to supply pickup trucks in 2024. AUSEV is supportive of our strategy and we are working closely together and endeavor to deliver pickup trucks to AUSEV as soon as practicable. The AUSEV agreement has an initial term of five (5) years from August 28, 2021. Upon expiration of the initial term, the AUSEV agreement will automatically renew for an additional two-year term unless either party notifies the other party in writing of its intent to terminate, at least 90 days prior to such expiration.

Our People

Beyond our products and solutions in development, we believe the largest competitive advantage Nxu has is our culture. Our company culture embodies the idea that a transition to electrification and a sustainable future should not require compromise. We are unwilling to bend in our belief that when a technology does not exist, we find creative and innovative ways of developing solutions to solve these challenges. Our team is built of a diverse group of individuals with a singular focus, to power the future of work through an ecosystem of technologies and solutions that provide incremental value to those who build, dig, grow, and maintain.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2022, as amended;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and pay ratio; and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues are $1.07 billion or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Class A common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We are also a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting Class A common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting Class A common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Corporate Information

We were originally incorporated under the laws of the State of Delaware on November 9, 2016 under the name “Atlis Motor Vehicles Inc.” In connection with the holding company reorganization that closed on May 12, 2023, Nxu was incorporated under the laws of the State of Delaware on March 10, 2023. Our principal executive offices are located at 1828 North Higley Road, Mesa, AZ 85205. Our website address is www.nxu.com. The information provided on or accessible through our website (or any other website referred to in the registration statement, of which this prospectus forms a part, or the documents incorporated by reference herein) is not part of the registration statement, of which this prospectus forms a part, and is not incorporated by reference as part of the registration statement, of which this prospectus forms a part.

Description of the Private Placement

On November 3, 2022, we entered into the Securities Purchase Agreement with the selling stockholders, pursuant to which we agreed to issue to the selling stockholders, for gross proceeds of up to $27,000,000, Senior Secured Original Issue 10% Discount Convertible Promissory Notes (the “notes”) in the aggregate principal amount of up to $30,000,000 and warrants to purchase a number of shares of our Class A common stock equal to 30% of the face value of the notes divided by the volume weighted average price (the “warrants”), in three tranches.

Under the first tranche of funding, which closed upon signing of the Securities Purchase Agreement, for gross proceeds of $9,000,000, we issued notes to the selling stockholders in the aggregate principal amount of $10,000,000 (“First Tranche Notes”) and warrants to each selling stockholder to purchase, after giving effect to the 1-for-150 reverse stock split completed by the Company on December 26, 2023, up to an aggregate of 772 shares of our Class A common stock (“First Tranche Warrants”).

On January 5, 2023, we entered into an amendment (the “Amendment”) to the Securities Purchase Agreement with each selling stockholder, pursuant to which we and each selling stockholder agreed, among other things, to amend the terms and conditions of the second tranche of funding and terminate the third tranche of funding contemplated under the Securities Purchase Agreement. In connection with the Amendment, we also issued a warrant to each selling stockholder to purchase, after giving effect to the 1-for-150 reverse stock split completed by the Company on December 26, 2023, up to an aggregate of 1,794 shares of our Class A common stock (the “Top-Up Warrants”).

6

On January 27, 2023, the selling stockholders elected to purchase notes and warrants pursuant to the second tranche of funding. Under the second tranche of funding, which closed on January 31, 2023, for gross proceeds of $9,000,000, we issued notes to the selling stockholders in the aggregate principal amount of $10,000,000 (the “Second Tranche Notes”) and warrants to each selling stockholder to purchase, after giving effect to the 1-for-150 reverse stock split completed by the Company on December 26, 2023, up to an aggregate of 3,141 shares of our Class A common stock (the “Second Tranche Warrants”).

7

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included in this prospectus, regarding Nxu’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Nxu disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. Nxu cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nxu, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids.

In addition, Nxu cautions you that the forward-looking statements regarding Nxu, which are contained in this prospectus, are subject to the following factors:

•	the length, scope and severity of the ongoing coronavirus pandemic (“COVID-19”), including the effects of related public health concerns and the impact of continued actions taken by governmental authorities and other third parties in response to the pandemic and its impact on commodity prices, supply and demand considerations and storage capacity;

•	U.S. and global economic conditions and political and economic developments;

•	economic and competitive conditions;

•	the availability of capital resources;

•	capital expenditures and other contractual obligations;

•	inflation rates;

•	the availability of goods and services;

•	legislative, regulatory or policy changes;

•	cyber-attacks; and

•	the securities or capital markets and related risks such as general credit, liquidity, market and interest-rate risks.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” herein and in Nxu’s periodic filings with the SEC. Nxu’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

8

The Offering

Issuer	Nxu, Inc., a Delaware corporation.

Securities Offered by Selling Stockholders	Up to 3,086 shares of Class A common stock issuable upon the exercise of the First Tranche Warrants.

Use of Proceeds	We are not selling any shares of our Class A common stock in this offering and we will not receive any of the proceeds from the sale of shares of our Class A common stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the shares of our Class A common stock offered hereby.

Dividend Policy	We have never declared or paid any cash dividends on our shares, and we do not anticipate paying any cash dividends on our shares in the foreseeable future. It is presently intended that we will retain our earnings for future operations and expansion.

Risk Factors	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Market Symbol and Trading	Our shares of Class A common stock are listed on Nasdaq under the symbol “NXU.”

9

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider the risks, uncertainties and assumptions described under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as subsequently filed Quarterly Reports on Form 10-Q, which risk factors are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

10

USE OF PROCEEDS

This prospectus relates to the Class A common stock that may be offered and sold from time to time by the selling stockholders. We are not selling any shares of our Class A common stock in this offering, and we will not receive any of the proceeds from the sale of shares of our Class A common stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the shares of our Class A common stock offered hereby.

11

SELECTED FINANCIAL DATA

Reverse Stock Split

On December 26, 2023, we effected a 1-for-150 reverse stock split of our Class A common stock (the “Reverse Stock Split”). The total number of authorized shares of capital stock and the par value per share remained unchanged. Our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023, and September 30, 2023, that are incorporated by reference into this prospectus, are presented without giving effect to the Reverse Stock Split. Except where the context otherwise requires, share numbers in this prospectus reflect the Reverse Stock Split.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023, and our unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023, and September 30, 2023 filed with the SEC on May 12, 2023, August 14, 2023 and November 13, 2023, respectively, as adjusted to reflect the Reverse Stock Split for all periods presented.

Our historical results are not indicative of the results that may be expected in the future and results of interim periods are not indicative of the results for the entire year.

AS REPORTED (in thousands, except per share amounts):

	Years Ended December 31,
	2022	2021
Net loss	$(70,681)	$(133,736)
Loss per share, basic	$(8.88)	$(10.77)
Weighted average number of common shares outstanding used in computing loss per share	7,961,009	12,417,226
Common shares outstanding at year end	9,763,838	6,854,576

	Three Months Ended March 31,
	2023	2022
	(Unaudited)
Net loss	$(12,309)	$(19,686)
Loss per share, basic	$(0.66)	$(2.85)
Weighted average number of common shares outstanding used in computing loss per share	18,726,573	6,908,545
Common shares outstanding at period end	32,856,398	7,162,069

	Three Months Ended June 30,
	2023	2022
	(Unaudited)
Net loss	$(14,712)	$(17,292)
Loss per share, basic	$(0.40)	$(2.06)
Weighted average number of common shares outstanding used in computing loss per share	36,465,402	8,407,414
Common shares outstanding at period end	38,174,853	7,657,322

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	Six Months Ended June 30,
	2023	2022
	(Unaudited)
Net loss	$(27,021)	$(36,978)
Loss per share, basic	$(0.98)	$(2.14)
Weighted average number of common shares outstanding used in computing loss per share	27,644,989	17,249,345
Common shares outstanding at period end	38,174,853	7,657,322

	Three Months Ended September 30,
	2023	2022
	(Unaudited)
Net loss	$(10,951)	$(16,148)
Loss per share, basic	$(0.22)	$(2.06)
Weighted average number of common shares outstanding used in computing loss per share	49,101,347	7,848,640
Common shares outstanding at period end	58,622,086	9,538,691

	Nine Months Ended September 30,
	2023	2022
	(Unaudited)
Net loss	$(37,972)	$(53,126)
Loss per share, basic	$(1.09)	$(7.22)
Weighted average number of common shares outstanding used in computing loss per share	34,875,703	7,363,248
Common shares outstanding at period end	58,622,086	9,538,691

AS ADJUSTED FOR THE REVERSE STOCK SPLIT (unaudited, in thousands, except per share amounts):

	Years Ended December 31,
	2022	2021
Net loss	$(70,681)	$(133,736)
Loss per share, basic	$(1,332.00)	$(1,615.50)
Weighted average number of common shares outstanding used in computing loss per share	53,073	82,782
Common shares outstanding at year end	65,092	45,697

	Three Months Ended March 31,
	2023	2022
	(Unaudited)
Net loss	$(12,309)	$(19,686)
Loss per share, basic	$(99.00)	$(427.50)
Weighted average number of common shares outstanding used in computing loss per share	124,844	46,057
Common shares outstanding at period end	219,043	47,747

	Three Months Ended June 30,
	2023	2022
	(Unaudited)
Net loss	$(14,712)	$(17,292)
Loss per share, basic	$(60.00)	$(309.00)
Weighted average number of common shares outstanding used in computing loss per share	243,103	56,049
Common shares outstanding at period end	254,499	51,049

	Six Months Ended June 30,
	2023	2022
	(Unaudited)
Net loss	$(27,021)	$(36,978)
Loss per share, basic	$(147.00)	$(321.00)
Weighted average number of common shares outstanding used in computing loss per share	184,300	114,996
Common shares outstanding at period end	254,499	51,049

13

	Three Months Ended September 30,
	2023	2022
	(Unaudited)
Net loss	$(10,951)	$(16,148)
Loss per share, basic	$(33.00)	$(309.00)
Weighted average number of common shares outstanding used in computing loss per share	327,342	52,324
Common shares outstanding at period end	390,814	63,591

	Nine Months Ended September 30,
	2023	2022
	(Unaudited)
Net loss	$(37,972)	$(53,126)
Loss per share, basic	$(163.50)	$(1,083.00)
Weighted average number of common shares outstanding used in computing loss per share	232,505	49,088
Common shares outstanding at period end	390,814	63,591

14

DESCRIPTION OF SECURITIES

The following summary of the material terms of Nxu’s common stock is not intended to be a complete summary of the rights and preferences of such securities. Nxu’s common stock is governed by Nxu’s Certificate of Incorporation, Bylaws and the DGCL. We urge you to read the Certificate of Incorporation and Bylaws in their entirety for a complete description of the rights and preferences of Nxu’s common stock.

General

Nxu’s Certificate of Incorporation authorizes the issuance of 5,010,000,000 shares, consisting of (x) 5,000,000,000 authorized shares of common stock, including (1) 4,000,000,000 authorized shares of Class A common stock, (2) 1,000,000,000 authorized shares of Class B common stock and (y) 10,000,000 authorized shares of preferred stock, par value $0.0001 per share.

As of January 12, 2024, there were 2,863,234 shares of Class A common stock outstanding, 246,504 shares of Class B common stock outstanding and 1,000 shares of Series A Convertible Preferred Stock outstanding.

Common Stock

Voting Rights

Each holder of Class A common stock, as such, shall have the right to one (1) vote per share of Class A common stock held of record by such holder and each holder of Class B common stock, as such, shall have the right to ten (10) votes per share of Class B common stock held of record by such holder. There are no cumulative voting rights.

Dividend Rights

The holders of shares of Class A common stock and the holders of shares of Class B common stock shall be entitled to receive, ratably in proportion to the number of shares of Class A common stock or Class B common stock, respectively, with respect to any dividends or distributions as may be declared and paid from time to time by Nxu; provided, however, that in the event a dividend is paid in the form of shares of Class A common stock or Class B Common Stock, then holders of Class A common stock shall be entitled to receive shares of Class A common stock, and holders of Class B common stock shall be entitled to receive shares of Class B common stock, with holders of shares of Class A common stock and Class B common stock receiving, on a per share basis, an identical number of shares of Class A common stock or Class B common stock, as applicable.

Liquidation Rights

Subject to the rights of any then outstanding preferred stock which ranks senior to common stock, in the event of a liquidation, dissolution or winding up of Nxu, the holders of Class A common stock will be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of Nxu legally available for distribution to stockholders.

The holders of shares of Class B common stock, as such, shall not be entitled to receive any assets of Nxu in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Nxu.

Other Rights

There are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to the common stock.

Anti-Takeover Effects of Delaware Law and Certificate of Incorporation and Bylaws

Delaware law, the Certificate of Incorporation and Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of Nxu. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Nxu to first negotiate with the Board.

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Board of Directors; Removal of Directors

The Certificate of Incorporation and Bylaws provide that a director may be removed with or without cause and only by the affirmative vote of the holders of at least two-thirds of the votes that all the stockholders would be entitled to cast in an election of directors. Any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by the affirmative vote of a majority of the votes cast in favor or against the election of a nominee at a meeting of stockholders. At each annual meeting, the entire board will stand for election for a one-year term. The limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of Nxu.

Stockholder Action by Written Consent; Special Meetings

The Certificate of Incorporation provides that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. The Certificate of Incorporation and Bylaws also provide that, except as otherwise required by law, special meetings of stockholders can only be called by the chairman of the board, chief executive officer or board of directors.

Advance Notice Requirements for Stockholder Proposals

The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the secretary of the stockholder’s intention to bring such business before the meeting. This written notice must contain certain information specified in the Bylaws. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of outstanding voting securities.

Delaware Business Combination Statute

Nxu has opted out of Section 203 of the DGCL.

Amendment of Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Bylaws may be amended or repealed by a majority vote of the Board or by the affirmative vote of the holders of at least two-thirds of the votes which all stockholders would be entitled to cast in any election of directors. The Certificate of Incorporation may be amended by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present in any manner not inconsistent with the laws of the State of Delaware.

Exclusive Forum Provisions

Our Certificate of Incorporation requires that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of our business, (ii) any action asserting a claim of breach of a duty owed by any director, officer, employee, agent or stockholder of ours to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine. In addition, our Certificate of Incorporation requires that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act. These forum selection provisions will not apply to claims arising under the Exchange Act or other federal securities laws for which there is exclusive federal jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions.

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Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of Nxu’s voting common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of Nxu’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) Nxu is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as Nxu was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Nxu’s voting common stock for at least six months but who are Nxu’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of such securities then-outstanding; or

•	the average weekly reported trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by Nxu’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Listing of Securities

Nxu’s Class A common stock is listed for trading on Nasdaq under the symbol “NXU.”

Transfer Agent

The transfer agent for our Class A common stock is Equiniti Trust Company, LLC. We have agreed to indemnify Equiniti Trust Company, LLC in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 10,000,000 shares of preferred stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the DGCL, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Any shares of preferred stock which may be redeemed, purchased or acquired by the Company may be reissued except as otherwise provided by law. Our board of directors can increase or decrease the number of shares of any series (but not below the number of shares of that series then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of our Class A common stock and the voting and other rights of the holders of our Class A common stock.

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Series A Preferred Stock

On December 22, 2023, the Company filed a Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, which sets forth the rights, preferences, and privileges of our Series A convertible preferred stock (“Series A Preferred Stock”). Five thousand (5,000) shares of Series A Preferred Stock, with a stated value of $3,000 per share (the “Stated Value”), were authorized under the Certificate of Designations.

Each share of Series A Preferred Stock is convertible, without the payment of any additional consideration by the holder thereof, into a number of shares of Class A Common Stock as is determined by dividing the Stated Value by the Series A Conversion Price (as defined in the Certificate of Designations) in effect at the time of conversion and then multiplying such quotient by the number of shares of Series A Preferred Stock to be converted. The Company may not effect the conversion of any shares of Series A Preferred Stock if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own more than 19.99% of the outstanding common stock or voting power of the Company, unless and until the Company receives the approval of stockholders (“Stockholder Approval”) required by the applicable rules and regulations of Nasdaq.

All outstanding shares of Series A Preferred Stock will automatically convert into shares of Class A Common Stock, at the then-effective conversion rate, on the first trading day immediately following the effective date of any Stockholder Approval.

Other than those rights provided by law, the holders of Series A Preferred Stock will not have any voting rights.

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SELLING STOCKHOLDERS

This prospectus relates to the offer and sale from time to time of up to 3,086 shares of Class A common stock of Nxu, Inc. by the selling stockholders. The number of shares the selling stockholders may sell consists of shares of Class A common stock that may be issued to the selling stockholders if they exercise the First Tranche Warrants. Such shares of Class A common stock are issuable pursuant to the terms of the Securities Purchase Agreement.

The shares of Class A common stock covered by this prospectus will be issued in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. We are registering the shares of Class A common stock to satisfy our obligation to register 200% of the maximum number of shares of Class A common stock issuable to the selling stockholders upon exercise of the Second Tranche Warrants and the Top-Up Warrants pursuant to the Registration Rights Agreement.

Except as set forth below, the selling stockholders are investors who have had no position, office, or other material relationship (other than as a purchaser of securities) with us or any of our affiliates within the past three years. Our knowledge is based on information provided by selling stockholder questionnaires in connection with the filing of this prospectus.

The table below lists the selling stockholders and information regarding the ownership of the shares of Class A common stock held by each selling stockholder. The number of shares of Class A common stock owned before the offering assumes that each selling stockholder (1) has fully converted or exercised any securities of the Company held by each selling stockholder that are convertible or exercisable into Class A common stock without regard to any limitations set forth therein, (2) sells all of the securities being offered by them in this prospectus; (3) does not dispose of any security of the Company other than the securities being offered in this prospectus; and (4) does not acquire any additional securities of the Company. The shares provided in the table below give effect to the 1-for-150 reverse stock split completed by the Company on December 26, 2023.

Under the terms of the notes and warrants, the selling stockholders may not exercise the notes or warrants to the extent (but only to the extent) either selling stockholder or any of its affiliates would beneficially own a number of our shares of Class A common stock which would exceed 4.99% of the outstanding shares of the Company after giving effect to such conversion or exercise. The number of shares in the table below do not reflect these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name of Selling Stockholder	Class A Common Stock Before the Offering	Maximum Shares Sold	Class A Common Stock After the Offering
L1 Capital Global Opportunities Master Fund	5,707(1)	1,543	4,164
HB Fund LLC	11,041(2)	1,543	9,498
Total	16,748	3,086	13,662

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(1)	David Feldman is the director of L1 Capital Global Opportunities Master Fund and has sole voting control and investment discretion over the securities held by L1 Capital Global Opportunities Master Fund. Mr. Feldman disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. L1 Capital Global Opportunities Master Fund’s principal business address is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands. Includes (i) 772 shares of Class A common stock issuable upon the exercise of all of its outstanding First Tranche Warrants, (ii) 1,794 shares of Class A common stock issuable upon the exercise of all of its outstanding Top-Up Warrants and (iii) 3,141 shares of Class A common stock issuable upon the exercise of all of its outstanding Second Tranche Warrants.

(2)	Hudson Bay Capital Management LP, the investment manager of HB Fund LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of HB Fund LLC and Sander Gerber disclaims beneficial ownership over these securities. HB Fund LLC’s principal business address is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830. Includes (i) 5,334 shares of Class A common stock issuable upon conversion of all of its outstanding First Tranche Notes (assuming conversion at a conversion price equal to the floor price of $1.875), (ii) 772 shares of Class A common stock issuable upon the exercise of all of its outstanding First Tranche Warrants, (iii) 1,794 shares of Class A common stock issuable upon the exercise of all of its outstanding Top-Up Warrants and (iv) 3,141 shares of Class A common stock issuable upon the exercise of all of its outstanding Second Tranche Warrants.

(3)	For the purposes of the calculation of the maximum shares of Class A common stock to be sold pursuant to the prospectus, we are assuming the issuance of 200% of the maximum number of shares of our Class A common stock issuable to the selling stockholders upon exercise of the First Tranche Warrants, which we are required to register pursuant to the Registration Rights Agreement.

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PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees (including charitable organizations), transferees or other successors-in-interest, may from time to time, sell any or all of the shares of Class A common stock offered by this prospectus either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares of common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The selling stockholders may use any one or more of the following methods when selling shares of our common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	any exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their members, partners or stockholders;

•	settlement of short sales entered into after the effective date of the registration statement of which the prospectus will form a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares of common stock at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 under the Securities Act, if available, or otherwise as permitted pursuant to applicable law, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of the shares of common stock under this prospectus, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to the prospectus, in the case of any agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority Rule 2121 (“Rule 2121”), and, in the case of a principal transaction a markup or markdown in compliance with Rule 2121.

In connection with sales of the Class A common stock under this prospectus or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A common stock in the course of hedging the positions they assume. The selling stockholders may also sell the Class A common stock short and deliver them to close their short positions, or loan or pledge the Class A common stock to broker-dealers that in turn may sell them. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of Class A common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use the Class A common stock registered on the registration statement of which this prospectus forms a part to cover short sales of our Class A common stock made prior to the date the registration statement has been declared effective by the SEC.

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The selling stockholders may from time to time pledge or grant a security interest in some or all of the Class A common stock owned by them, and the pledgees or secured parties will, upon foreclosure in the event of default, be deemed to be selling stockholders. As and when a selling stockholder takes such actions, the number of securities under this prospectus on behalf of such selling stockholder will decrease. The selling stockholders may also transfer and donate the Class A common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

A selling stockholder that is an entity may elect to make an in-kind distribution of Class A common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus.

Under the securities laws of some states, the Class A common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Class A common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Class A common stock to engage in market-making activities with respect to the Class A common stock. All of the foregoing may affect the marketability of the Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the common shares.

We will not receive any of the proceeds from this offering. There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.

The selling stockholders will pay all selling commissions, underwriting discounts, other broker-dealer fees, finder’s fees and stock transfer taxes applicable to the Class A common stock offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, printing and copying expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent public accountants and other persons retained by the Company.

Once sold under the registration statement, of which this prospectus forms a part, the Class A common stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

Certain legal matters relating to the validity of Nxu’s common stock covered by this registration statement will be passed upon for Nxu by Winston & Strawn LLP, Houston, Texas.

EXPERTS

The financial statements of Atlis Motor Vehicles Inc. appearing elsewhere in this prospectus have been audited by Prager Metis CPAs LLP, an independent registered public accounting firm, as stated in their report appearing therein (which report expresses an unqualified opinion and includes an explanatory paragraph as to the Company’s ability to continue as a going concern). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.nxu.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (and with recast audited financial statements for the year ended December 31, 2022 included in the Form 8-K filed on September 18, 2023) filed with the SEC on March 16, 2023 and April 28, 2023, respectively.

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2023, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 filed with the SEC on May 12, 2023, August 14, 2023 and November 13, 2023 respectively;

•	our Current Reports on Form 8-K, filed with the SEC on January 6, 2023, January 30, 2023, February 15, 2023, April 17, 2023, April 20, 2023, April 28, 2023, May 10, 2023, May 12, 2023, May 12, 2023, June 8, 2023, June 22, 2023, August 14, 2023, September 1, 2023, September 18, 2023, October 11, 2023, October 13, 2023, October 18, 2023, October 23, 2023, November 24, 2023, December 5, 2023, December 18, 2023, December 22, 2023, December 27, 2023 and January 12, 2024; and

•	the description of our Class A common stock contained in the Registration Statement on Form 8A12B (File No. 001-41702) relating thereto, filed on May 12, 2023, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Nxu, Inc.

Attn: Chief Legal Officer and Secretary

1828 N Higley Rd., Suite 116
Mesa, Arizona 85205
(760) 515-1133

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

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Nxu, Inc.

Up to 3,086 Shares of Class A Common Stock

, 2024.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

The following table sets forth costs and expenses payable by us in connection with the registration of the shares of Nxu’s Class A common stock being registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$7,205
Accounting fees and expenses	50,000
Legal fees and expenses	200,000
Miscellaneous	50,000
Total	$307,205

Item 15.         Indemnification of Directors and Officers.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Nxu’s bylaws provide that Nxu shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of Nxu, or, while a director or officer of Nxu, is or was serving at the request of Nxu as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Nxu, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Nxu’s bylaws further provide that Nxu shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Nxu to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of Nxu, or, while a director or officer of Nxu, is or was serving at the request of Nxu as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Nxu; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Nxu unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity by Nxu for such expenses which the Court of Chancery or such other court shall deem proper.

Any of the foregoing indemnification provisions (unless ordered by a court) shall be made by Nxu only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct described above, which determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of Nxu. To the extent, however, that a present or former director or officer of Nxu has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

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Expenses, including without limitation attorneys’ fees, incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding to which such person is a party or is threatened to be made a party or otherwise involved as a witness or otherwise by reason of the fact that such person is or was a director or officer of Nxu, or, while a director or officer of Nxu, is or was serving at the request of Nxu as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be paid by Nxu in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such current or former director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Nxu.

In addition, Nxu assumed certain customary indemnification agreements that Nxu’s predecessor, Atlis Motor Vehicles Inc., entered into with each of its directors and officers. The assumption of these agreements require Nxu to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Nxu purchased and maintains directors’ and officers’ liability insurance that insures Nxu’s directors and officers against the cost of defense, settlement or payment of a judgement in some circumstances and insures Nxu against its obligations to indemnify the directors and officers.

The foregoing is only a general summary of certain aspects of Delaware law and Nxu’s certificate of incorporation and bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of the DGCL referenced above and Nxu’s certificate of incorporation and bylaws.

Item 16.         Exhibits and Financial Statement Schedules.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which is hereby incorporated by reference.

Item 17.         Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Senior Secured Original Issue 10% Discount Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the Predecessor’s Current Report on Form 8-K filed with the SEC on November 4, 2022).

4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Predecessor’s Current Report on Form 8-K filed with the SEC on November 4, 2022).

5.1	Opinion of Winston & Strawn LLP as to the validity of the securities being registered (incorporated by reference to Exhibit 5.1 to the initial filing of the registration statement on Form S-1).

23.1*	Consent of Prager Metis CPAs LLP, independent registered public accounting firm

23.2	Consent of Winston & Strawn LLP (included as part of its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the initial filing of the registration statement on Form S-1).

101.INS*	Inline XBRL Instance Document.

101.SCH*	Inline XBRL Taxonomy Extension Schema Document.

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

107	Filing Fee Table

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mesa, State of Arizona, on January 29, 2024.

NXU, INC.

By:	/s/ Mark Hanchett
Mark Hanchett
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 29, 2024.

Signatures	Title

/s/ Mark Hanchett	Chief Executive Officer and Chairman
Mark Hanchett	(Principal Executive Officer)

/s/ Sarah Wyant	Interim Chief Financial Officer
Sarah Wyant	(Principal Financial and Accounting Officer)

*	President and Director
Annie Pratt

*	Director
Britt Ide

*	Director
Caryn Nightengale

*By:	/s/ Mark Hanchett
Mark Hanchett, as attorney-in-fact

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